Exhibit 99.1

New York Mortgage Trust Reports Fourth Quarter and
 Full Year 2009 Results

Fourth Quarter 2009 Net Income of $0.45 Per Common Share

Full Year 2009 Net Income of $1.25 Per Common Share

NEW YORK, NY – March 2, 2010 – New York Mortgage Trust, Inc. (NASDAQ: NYMT) (“NYMT” or the “Company”) today reported results for the three and twelve months ended December 31, 2009.

Summary of Fourth Quarter and Full Year 2009:

•	Fourth quarter 2009 earnings per common share of $0.45 as compared to a net loss per common share of $0.55 for the fourth quarter 2008.

•	Full year 2009 earnings per common share of $1.25 as compared to a net loss per common share of $2.91 for full year 2008.

•	Fourth quarter 2009 net income of $4.2 million as compared to a net loss of $5.1 million for the fourth quarter 2008.

•	Consolidated net income of $11.7 million for full year 2009 as compared to a consolidated net loss of $24.1 million for full year 2008.

•	Declared fourth quarter dividend of $0.25 per common share that was paid on January 26, 2010 and declared total dividends of $0.91 per common share during the year ended December 31, 2009.

•	Book value per common share increased 59% to $6.69 as of December 31, 2009, as compared to $4.21 per common share as of December 31, 2008.

•
Fourth quarter 2009 portfolio margin was 433 basis points as compared to 131 basis points for fourth quarter 2008; full year 2009 average portfolio margin of 351 basis points represents improvement of 230 basis points as compared to full year 2008.

•
Delinquencies greater than 60 days on loans held in securitization trusts were 6.14% of the loan portfolio as of December 31, 2009, as compared to 1.73% as of December 31, 2008.  The loans held in securitization trusts totaled $276.2 million as of December 31, 2009 as compared to $347.0 million as of December 31, 2008. As of December 31, 2009, the Company’s net investment in the securitization trusts, which is the maximum amount of the Company’s investment that is at risk to loss and represents the difference between the carrying amount of the loans and real estate owned (“REO”) held in securitization trusts and the amount of Collateralized Debt Obligations outstanding, was $10.0 million.

Management Overview

Jim  J. Fowler, Chairman, commented, "During 2009 New York Mortgage Trust was able to take advantage of financial market distress and successfully invested in a variety of asset classes that management believes will result in significant value creation for shareholders.  Today, the Company is very liquid and is operating with very low leverage and stands ready to continue investing in alternative assets and developing proprietary asset generation business channels that are expected to be accretive to earnings and book value."

Steven R. Mumma, Chief Executive Officer, further commented on the Company’s fourth quarter and twelve month results.  "The Company regained momentum lost in March 2008 by completing one of its most profitable years in 2009, which was marked by increased earnings in four consecutive quarters.  The repositioning of the Company's portfolio in 2009 away from certain underperforming levered RMBS to certain higher-yielding non-levered assets, reduced borrowing costs and leverage and realized gains from improved market conditions all contributed to the Company's increase in net income for full year 2009 as compared to full year 2008.  Moreover, in 2009, the Company commenced its strategy to diversify its portfolio by investing in non-levered credit sensitive assets that it believes will produce higher yields, adding $46.0 million of collateralized loan obligations, at an average cost of 20% of par value in March 2009 and $45.6 million of non-Agency RMBS, at an average cost of 60% of par value during the final three quarters of 2009; the non-Agency RMBS purchased in 2009 were previously rated AAA at issuance.   The Company ended 2009 with $14.7 million in net unrealized gains in its $176.7 million investment securities portfolio, and also had $24.5 million in cash and $85.6 million in unencumbered securities.  The Company expects to use its improved liquidity position to expand its investment in credit sensitive assets as opportunities arise, while employing less leverage.  With a strong balance sheet and improved liquidity position, management believes the Company is well-positioned to build on its 2009 results."

Results from Operations

For the quarter ended December 31, 2009, the Company reported consolidated net income of $4.2 million or $0.45 per common share, as compared to a consolidated net loss of $5.1 million, or $0.55 per common share, for the quarter ended December 31, 2008.  Net income for the quarter ended December 31, 2009 included a realized gain of $2.7 million from the sale of Agency RMBS during the quarter. The improvement in fourth quarter 2009 earnings as compared to the same period of 2008 primarily resulted from increased yields resulting from the repositioning of our portfolio in 2009 towards assets that include elements of credit risk, reduced borrowings costs and realized gains.  For the year ended December 31, 2009, the Company reported  consolidated net income of $11.7 million, or $1.25 per common share, as compared to a net loss of $24.1 million or $2.91 per common share, for the year ended December 31, 2008. The improvement in full year 2009 earnings as compared to full year 2008 primarily resulted from the same factors that drove the fourth quarter 2009 operating results.  Of the full year 2008 net loss, $21.3 million was incurred during the first quarter 2008 as a result of the March 2008 market dislocation.

Book value per common share as of December 31, 2009 was $6.69, representing an increase of $2.48 per common share as compared to book value at December 31, 2008.  Included in book value per common share at December 31, 2009 was a $11.8 of net unrealized gains, $2.9 million in unrealized derivative losses related to cash flow hedges and $14.7 million in unrealized gains related to available for sale securities presented as accumulated other comprehensive income.

Portfolio Results

The following table summarizes the Company’s investment securities portfolio and mortgage loans held in securitization trusts (net) at December 31, 2009, classified by relevant categories:

(dollar amounts in thousands)	Current Par Value	Carrying Value	Coupon *	Yield *
Agency RMBS	$110,324	$116,226	5.12%	4.45%
Non-Agency RMBS	56,984	42,866	4.00%	12.62%
Collateralized Loan Obligations	45,950	17,599	3.66%	27.54%
Loans Held in Securitization Trusts	277,007	276,176	4.89%	4.73%
Total/Weighted Average	$490,265	$452,867	4.75%	5.78%

* Coupons and  yields based on fourth quarter 2009 average.

As of December 31, 2009, the Company had $176.7 million of investment securities held for sale,  $116.2 million of which were Agency RMBS.  The Agency RMBS portfolio was financed with $85.1 million of repurchase agreement borrowings with an average interest rate of 0.27% and average haircut of 6% as of December 31, 2009.  In addition, the Company’s investment securities portfolio included $42.9 million of non-Agency RMBS and $17.6 million of collateralized loan obligations.  The Company ended 2009 with $24.5 million in cash and $85.6 million in unencumbered securities, including $25.2 million in Agency RMBS.

As of December 31, 2009 the Company had $276.2 million of loans held in securitization trusts (net) permanently financed with $266.8 million of collateralized debt obligations.  As of December 31, 2009, delinquencies greater than 60 days on loans held in securitization trusts represented 6.14% of the loan portfolio.  As of December 31, 2009, the Company had reserves totaling $2.6 million for loan losses on these loans.  In addition, as of December 31, 2009, the Company’s balance sheet included two real estate owned properties totaling $0.5 million.

2010 Annual Meeting of Stockholders
The Company has scheduled its 2010 Annual Meeting of Stockholders for May 11, 2010. Stockholders of record as of March 16, 2010 will be entitled to notice of and to vote at the 2010 Annual Meeting.  The meeting will be held in San Francisco, CA at a location and time that will be determined at a later date.

Conference Call
On Wednesday, March 3, 2010, at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the fourth quarter and year ended December 31, 2009. The conference call dial-in number is (480) 629-9726. The replay will be available until Wednesday, March 10, 2010 and can be accessed by dialing (303) 590-3030 and entering passcode 4244555.  A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at http://www.earnings.com or at the Investor Relations section of the Company's website at http://www.nymtrust.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for approximately 90 days.

Fourth quarter and full year 2009 financial and operating data can be viewed on the Company’s Annual Report on Form 10-K, which is expected to be filed on or about March 5, 2010.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a real estate investment trust (REIT) that acquires and manages primarily real estate-related assets, including mortgage-backed securities ("RMBS") issued by Fannie Mae or Freddie Mac (each an "Agency"), high credit quality residential adjustable rate mortgage ("ARM") loans, non-Agency RMBS, and to a lesser extent, certain alternative real-estate related and financial assets. As a REIT, the Company is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders.

For Further Information

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Steven R. Mumma, CEO and	Joe Calabrese (General) 212-827-3772
Chief Financial Officer	Scott Eckstein (Analysts) 212-827-3776
Phone: 212-792-0109
Email: smumma@nymtrust.com

Certain statements contained in this press release may be deemed to be forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, changes in business conditions and the general economy, a rise in interest rates or an unfavorable change in prepayment rates, borrowings to finance the purchase of assets may not be available on favorable terms or at all, the failure to identify suitable investment assets for the Company’s portfolio, failure to maintain the Company’s qualification as a REIT for federal tax purposes or its exemption from the Investment Company Act of 1940, failure to effectively manage the risks associated with investing in mortgage loans, including changes in loan delinquencies and increasing prepayment rates, and a failure to effectively implement and manage the Company’s hedging strategy. The reports that the Company files with the Securities and Exchange Commission contain a more detailed description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amount)
(Unaudited)

	For the Year Ended December 31,
	2009	2008
REVENUES:
Interest income - investment securities and loans held in securitization trusts	$31,095	$44,123
Interest expense - investment securities and loans held in securitization trusts	8,572	30,351
Net interest income from investment securities and loans held in securitization trusts	22,523	13,772
Interest expense - subordinated debentures	(3,189)	(3,760)
Interest expense - convertible preferred debentures	(2,474)	(2,149)
Net interest income	16,860	7,863
OTHER INCOME (EXPENSE)
Provision for loan losses	(2,262)	(1,462)
Realized gains (losses) on securities and related hedges	3,282	(19,977)
Impairment loss on investment securities	(119)	(5,278)
Total other income (expense)	901	(26,717)
EXPENSES:
Salaries and benefits	2,118	1,869
Professional fees	1,284	1,212
Insurance	524	948
Management fees	1,252	665
Other	1,699	2,216
Total expenses	6,877	6,910
INCOME (LOSS) FROM CONTINUING OPERATIONS	10,884	(25,764)
Income (loss) from discontinued operation - net of tax	786	1,657
NET INCOME (LOSS)	$11,670	$(24,107)
Basic net income (loss) per share	$1.25	$(2.91)
Diluted net income (loss) per share	$1.19	$(2.91)
Dividends declared per common share	$0.91	$0.54
Weighted average shares outstanding-basic	9,367	8,272
Weighted average shares outstanding-diluted	11,867	8,272

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amount)
(Unaudited)

	For the Quarter Ended December 31,
	2009	2008
REVENUES:
Interest income - investment securities and loans held in securitization trusts	$6,895	$9,791
Interest expense - investment securities and loans held in securitization trusts	1,531	6,354
Net interest income from investment securities and loans held in securitization trusts	5,364	3,437
Interest expense - subordinated debentures	(772)	(992)
Interest expense - convertible preferred debentures	(667)	(537)
Net interest income	3,925	1,908
OTHER INCOME (EXPENSE)
Provision for loan losses	(848)	—
Realized gains (losses) on securities and related hedges	2,659	(50)
Impairment loss on investment securities	—	(5,278)
Total other income (expense)	1,811	(5,328)
EXPENSES:
Salaries and benefits	632	881
Professional fees	263	147
Insurance	166	280
Management fees	317	186
Other	452	590
Total expenses	1,830	2,084
INCOME (LOSS) FROM CONTINUING OPERATIONS	3,906	(5,504)
Income (loss) from discontinued operation - net of tax	286	363
NET INCOME (LOSS)	$4,192	$(5,141)
Basic net income (loss) per share	$0.45	$(0.55)
Diluted net income (loss) per share	$0.41	$(0.55)
Dividends declared per common share	$0.25	$0.10
Weighted average shares outstanding-basic	9,419	9,320
Weighted average shares outstanding-diluted	11,919	9,320

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$24,522	$9,387
Restricted cash	3,049	7,959
Investment securities available for sale, at fair value (including pledged assets
of $91,071 and $456,506 at December 31, 2009 and 2008, respectively)	176,691	477,416
Accounts and accrued interest receivable	2,048	3,095
Mortgage loans held in securitization trusts (net)	276,176	346,972
Prepaid and other assets	2,107	2,595
Derivative assets	4	22
Assets related to discontinued operation	4,217	5,854
Total Assets	$488,814	$853,300

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Financing arrangements, portfolio investments	$85,106	$402,329
Collateralized debt obligations	266,754	335,646
Derivative liabilities	2,511	4,194
Accounts payable and accrued expenses	4,935	3,997
Subordinated debentures (net)	44,892	44,618
Convertible preferred debentures (net)	19,851	19,702
Liabilities related to discontinued operation	1,778	3,566
Total liabilities	425,827	814,052

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 400,000,000 shares authorized 9,419,094 shares issued and outstanding at December 31, 2009 and 9,320,094 shares issued and
outstanding at December 31, 2008	94	93
Additional paid-in capital	142,519	150,790
Accumulated other comprehensive income (loss)	11,818	(8,521)
Accumulated deficit	(91,444)	(103,114)
Total stockholders’ equity	62,987	39,248
Total Liabilities and Stockholders’ Equity	$488,814	$853,300